  As filed with the Securities and Exchange Commission on August 2, 2000.

                                             Registration No. __________________



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  SIMULA, INC.
             (Exact name of registrant as specified in its charter)

             ARIZONA                                       86-0320129
   (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                    Identification Number)


                      2700 NORTH CENTRAL AVENUE, SUITE 1000
                     PHOENIX, ARIZONA 85004, (602) 631-4005
    (Address and telephone number of registrant's principal executive office)


                                  SIMULA, INC.
                        1999 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)


                             BRADLEY P. FORST, ESQ.
                                  SIMULA, INC.
                      2700 NORTH CENTRAL AVENUE, SUITE 1000
                             PHOENIX, ARIZONA 85004
                                 (602) 631-4005
           (Name, address, and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE


        TITLE OF                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
    SECURITIES TO BE        AMOUNT TO BE          OFFERING PRICE             AGGREGATE              AMOUNT OF
       REGISTERED            REGISTERED            PER UNIT(1)           OFFERING PRICE(1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
 Common Stock $.01 par     2,000,000 shares        See (1) below              $3,625,000                $957
    value per share


(1) The price is calculated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 2,000,000, the number of shares authorized to be issued under the Plan by $1.8125 per share, which represents the average of the high and low price of the Registrant's Common Stock as quoted on the New York Stock Exchange on July 28, 2000.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Simula, Inc. (the "Company") are incorporated herein by reference:

         (i) The prospectus in the Registration Statement on Form S-3, No. 333-13499, effective April 24, 1997.

         (ii) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (iv) The description of the Company's Common Stock in Item 1 of the Company's Registration Statement on Form 8-A dated March 26, 1992.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock issuable under the Plan has been passed upon for the Company by Bradley P. Forst, Esq., Executive Vice President, Secretary, and General Counsel of the Company. Mr. Forst owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 10 of the Company's Amended and Restated Articles of Incorporation provides that the personal liability of the directors to the Company and its shareholders for monetary damages by reason of their conduct as directors shall be limited or eliminated to the fullest extent permitted by Arizona law. In A.R.S. Section 10-202(B)(1), Arizona corporate law limits or eliminates the liability of a director of a corporation for money damages for any action taken or not taken as a director in all instances except: (i) where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

         Section 12.01 of the Company's Bylaws further provides that the Company shall indemnify and pay the expenses of directors, officers, employees, trustees or agents of or for the Company to the fullest extent permitted by Arizona law. In A.R.S. Section 10-850 et seq., Arizona corporate law provides that a corporation may provide indemnification if: (i) the director's conduct was in good faith; (ii) the director reasonably believed: (x) in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests, or (y) in all other cases, that the conduct was at least not opposed to its best interests; and (iii) in the case of criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful.

         Directors may not be indemnified in connection with proceedings brought by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Under Arizona law, indemnification in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

         Arizona law also provides for mandatory and court-ordered indemnification in certain instances, including on behalf of officers, employees and agents of the Company who are not also directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are included pursuant to Regulation S-K.

    No.                                            Description                                   Reference
    ---                                            -----------                                   ---------
   4.7          Indenture dated April 1, 1997, in connection with
                     the Company's 8% Convertible Notes.......................................      (8)
   4.8          Certificate of Designation, Preferences, Rights and
                     Privileges of the Company's Series A Convertible Preferred Stock.........      (5)
  10.11         1992 Stock Option Plan, as amended effective
                     September 15, 1998.......................................................      (3)
  10.12         1992 Restricted Stock Plan....................................................      (1)
  10.21         1994 Stock Option Plan, as amended effective September 15, 1998...............      (3)
  10.37         Simula, Inc. 1999 Incentive Stock Option Plan.................................      (6)
  10.42         Securities Purchase Agreement with Levine Leichtman Capital
                     Partners II, L.P. dated December 31, 1999................................      (7)
 *5.1           Opinion of Counsel............................................................
 *23            Consent of Independent Auditors...............................................
  24            Powers of Attorney - Directors................................................      (2)(4)



*        Filed herewith.

(1) Filed with Registration Statement on Form S-18, No. 33-46152-LA, under the Securities Act of 1933, effective April 13, 1992.

(2)      Filed with Report on Form 10-K for the year ended December 31, 1997.

(3)      Filed with Report on Form 10-Q for the quarter ended September 30,
         1998.

(4)      Filed with Report on Form 10-K for the year ended December 31, 1998.

(5)      Filed with Report on Form 10-Q for the quarter ended March 31, 1999.

(6) Filed as Appendix A with Definitive Proxy on May 14, 1999, for the Company's Annual Meeting of Shareholders held on June 17, 1999.

(7) Filed with Schedule 13D, under the Securities Exchange Act of 1934, on January 10, 2000 effective December 31, 1999 by Levine Leichtman Capital Partners II, L.P.

(8)      Filed with Report on Form 10-K for the year ended December 31, 1999.

ITEM 9.  UNDERTAKINGS.

(a)      Rule 415 Offering.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                  (i) To include material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request For Acceleration of Effective Date or Filing of Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona on July 28, 2000.

                                         SIMULA, INC.



                                         By     /s/  DONALD W. TOWNSEND
                                             ----------------------------------
                                             Donald W. Townsend, President


    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                             SIGNATURE AND TITLE                                               DATE
                             -------------------                                               ----
        /s/  DONALD W. TOWNSEND                                                            July 28, 2000
-------------------------------------------------------------------------------
              Donald W. Townsend, President, Chief Executive
                          Officer, and Director

        /s/ BRADLEY P. FORST                                                               July 28, 2000
-------------------------------------------------------------------------------
        Bradley P. Forst, Executive Vice President, General Counsel,
                            Secretary and Director

         /s/ JAMES C. DODD                                                                 July 28, 2000
-------------------------------------------------------------------------------
           James C. Dodd, Executive Vice President, Treasurer, and
                           Chief Financial Officer

         /s/ JAMES A. SAUNDERS                                                             July 28, 2000
-------------------------------------------------------------------------------
                 James A. Saunders, Executive Vice President,
                    Chief Operating Officer, and Director

                                        *
-------------------------------------------------------------------------------
                       Stanley P. Desjardins, Chairman

                                        *
-------------------------------------------------------------------------------
                          John M. Leinonen, Director

                                        *
-------------------------------------------------------------------------------
                         Robert D. Olliver, Director

                                        *
-------------------------------------------------------------------------------
                         S. Thomas Emerson, Director

                                        *
-------------------------------------------------------------------------------
                          James C. Withers, Director

-------------------------------------------------------------------------------
                                        *
-------------------------------------------------------------------------------
                         Lon A. Offenbacher, Director


* By:          /s/  BRADLEY P. FORST                                                        July 28, 2000
     ----------------------------------------------------------
         Bradley P. Forst,
         Attorney-in-Fact

                                 EXHIBIT INDEX

    No.                                            Description                                   Reference
    ---                                            -----------                                   ---------
   4.7          Indenture dated April 1, 1997, in connection with
                     the Company's 8% Convertible Notes.......................................      (8)
   4.8          Certificate of Designation, Preferences, Rights and
                     Privileges of the Company's Series A Convertible Preferred Stock.........      (5)
  10.11         1992 Stock Option Plan, as amended effective
                     September 15, 1998.......................................................      (3)
  10.12         1992 Restricted Stock Plan....................................................      (1)
  10.21         1994 Stock Option Plan, as amended effective September 15, 1998...............      (3)
  10.37         Simula, Inc. 1999 Incentive Stock Option Plan.................................      (6)
  10.42         Securities Purchase Agreement with Levine Leichtman Capital
                     Partners II, L.P. dated December 31, 1999................................      (7)
 *5.1           Opinion of Counsel............................................................
 *23            Consent of Independent Auditors...............................................
  24            Powers of Attorney - Directors................................................      (2)(4)



*        Filed herewith.

(1) Filed with Registration Statement on Form S-18, No. 33-46152-LA, under the Securities Act of 1933, effective April 13, 1992.

(2)      Filed with Report on Form 10-K for the year ended December 31, 1997.

(3)      Filed with Report on Form 10-Q for the quarter ended September 30,
         1998.

(4)      Filed with Report on Form 10-K for the year ended December 31, 1998.

(5)      Filed with Report on Form 10-Q for the quarter ended March 31, 1999.

(6) Filed as Appendix A with Definitive Proxy on May 14, 1999, for the Company's Annual Meeting of Shareholders held on June 17, 1999.

(7) Filed with Schedule 13D, under the Securities Exchange Act of 1934, on January 10, 2000 effective December 31, 1999 by Levine Leichtman Capital Partners II, L.P.

(8)      Filed with Report on Form 10-K for the year ended December 31, 1999.